                                                                     EXHIBIT 8.1

                                        June 6, 2000

We hereby confirm that the opinion set forth in the Registration Statement on Form S-1 (File No. 333-38388) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with Ford's distribution to Ford common and Class B stockholders of all shares of Visteon common stock owned by Ford, is the full opinion of Davis Polk & Wardwell with respect to tax matters. We also hereby consent to the reference to our name with respect to that opinion.

                                        Very truly yours,
                                        /s/Davis Polk & Wardwell